Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Julie McGee
Semtech Corporation
(805) 480-2004
webir@semtech.com

Semtech Announces First Quarter of Fiscal Year 2023 Results

CAMARILLO, Calif., June 1, 2022—Semtech Corporation (Nasdaq: SMTC), a leading global supplier of high-performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its first quarter of fiscal year 2023, which ended May 1, 2022.
Highlights for the First Quarter of Fiscal Year 2023
•Record net sales of $202.1 million, an increase of 6.1% sequentially and 18.7% year-over-year
•Record GAAP gross margin of 64.4% grew 30bps sequentially and 290bps year-over-year
•Record non-GAAP gross margin of 64.8% grew 30bps sequentially and 280bps year-over-year
•Record GAAP and non-GAAP diluted earnings per share of $0.59 and $0.80, respectively
•Record Wireless and Sensing products group net sales grew 8.6% sequentially and 15.0% year-over-year driven by record LoRa®-enabled sales
•Record Signal Integrity products group net sales grew 4.4% sequentially and 18.9% year-over-year driven by strong hyperscale data center sales and 10G and 2.5G PON sales
•Protection products group net sales grew 5.5% sequentially and 23.0% year-over-year driven by strong Industrial and Automotive product sales
•Operating cash flow of $50.1 million or 24.8% of Q1 FY2023 net sales
•Repurchased 762,093 shares for $50.0 million
Results on a GAAP basis for the First Fiscal Quarter 2023
•Net sales were $202.1 million
•GAAP Gross margin was 64.4%
•GAAP SG&A expense was $43.4 million
•GAAP R&D expense was $38.8 million
•GAAP Operating margin was 23.3%
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2	Semtech Announces First Quarter of Fiscal Year 2023 Results
•GAAP Net income attributable to common stockholders was $38.0 million or $0.59 diluted earnings per share
To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”
Results on a Non-GAAP basis for the First Fiscal Quarter 2023 (see the list of non-GAAP financial measures and the reconciliation of these measures to the most comparable GAAP measures set forth in the tables below under "Supplemental Information: Reconciliation of GAAP to Non-GAAP Results")
•Non-GAAP Gross margin was 64.8%
•Non-GAAP SG&A expense was $36.1 million
•Non-GAAP R&D expense was $34.8 million
•Non-GAAP Operating margin was 29.8%
•Non-GAAP Net income attributable to common stockholders was $51.8 million or $0.80 diluted earnings per share
Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “Our fiscal year 2023 is off to a very strong start driven by solid growth from all of our product groups. We achieved record revenues and record earnings during the quarter. We believe that our strategy of developing advanced technology platforms targeted at enabling a smarter planet will continue to drive sustainable top and bottom line growth for years to come."
Second Fiscal Quarter 2023 Outlook
Both the GAAP and non-GAAP second fiscal quarter 2023 outlook below take into account the impact of the divestiture of the Company's high reliability discrete diodes and assemblies business and, based on the Company's current estimates, the uncertain, but potential negative impact to the Company of the current supply chain constraints and any associated disruptions, and the ongoing COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results, as well as export restrictions. The Company is unable to predict the full impact such challenges may have on its future results of operations.
GAAP Second Fiscal Quarter 2023 Outlook
•Net sales are expected to be in the range of $203.0 million to $213.0 million
•GAAP Gross margin is expected to be in the range of 64.1% to 65.5%

3	Semtech Announces First Quarter of Fiscal Year 2023 Results
•GAAP SG&A expense is expected to be in the range of $45.1 million to $46.1 million
•GAAP R&D expense is expected to be in the range of $39.5 million to $40.5 million
•GAAP Intangible amortization expense is expected to be approximately $1.0 million
•GAAP Interest and other expense, net is expected to be approximately $1.5 million
•GAAP Effective tax rate is expected to be in the range of 17% to 19%
•GAAP Diluted earnings per share is expected to be in the range of $0.79 to $0.89
•Fully-diluted share count is expected to be approximately 64.0 million shares
•Share-based compensation is expected to be approximately $12.3 million, categorized as follows: $0.8 million cost of sales, $7.0 million SG&A, and $4.5 million R&D
•Capital expenditures are expected to be approximately $10.7 million
•Depreciation expense is expected to be approximately $6.4 million
Non-GAAP Second Fiscal Quarter 2023 Outlook (see the list of non-GAAP financial measures and the reconciliation of these measures to the most comparable GAAP measures set forth in the tables below under "Reconciliation of GAAP to Non-GAAP Outlook")
•Non-GAAP Gross margin is expected to be in the range of 64.5% to 65.9%
•Non-GAAP SG&A expense is expected to be in the range of $36.0 million to $37.0 million
•Non-GAAP R&D expense is expected to be in the range of $35.0 million to $36.0 million
•Non-GAAP normalized tax rate for fiscal year 2023 is expected to be approximately 12%
•Non-GAAP Diluted earnings per share is expected to be in the range of $0.80 to $0.90
Webcast and Conference Call
Semtech will be hosting a conference call today to discuss its first fiscal quarter 2023 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through June 29, 2022 at the same website or by calling (877) 660-6853 and entering conference ID 13725336.
Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP financial measures. The Company’s non-GAAP measures of gross margin, SG&A expense, R&D expense, operating margin, net income attributable to common stockholders, diluted earnings per share and normalized tax rate exclude the following items, if any:
•Share-based compensation

4	Semtech Announces First Quarter of Fiscal Year 2023 Results
•Amortization of purchased intangibles, impairments and credit loss reserves
•Restructuring, transaction and other acquisition or disposition-related gains or losses
•Litigation expenses or dispute settlement charges or gains
•Cumulative other reserves associated with historical activity including environmental and pension
•Equity in net gains or losses of equity method investments
•Loss on early extinguishment of debt
•Interest income from debt investments
•Changes in the fair value of contingent earn-out obligations
To provide additional insight into the Company's second quarter outlook, this release also includes a presentation of forward-looking non-GAAP financial measures. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s financial condition and results of operations. These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses that would not otherwise have been incurred by the Company in the normal course of the Company’s business operations, or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which the Company may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.
Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.
These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management

5	Semtech Announces First Quarter of Fiscal Year 2023 Results
generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP financial measures to their most comparable GAAP measures for the first and fourth quarters of fiscal year 2022 and the first quarter of fiscal year 2023, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP normalized tax rate) to their most comparable GAAP measures for the second quarter of fiscal year 2023. Beginning with fiscal year 2022, the Company adopted a full-year, normalized tax rate for the computation of the non-GAAP income tax provision in order to provide better comparability across the interim reporting periods by reducing the quarterly variability in non-GAAP tax rates that can occur throughout the year. In estimating the full-year non-GAAP normalized tax rate, the Company utilized a full-year financial projection that considers multiple factors such as changes to the Company’s current operating structure, existing positions in various tax jurisdictions, the effect of key tax law changes, and other significant tax matters to the extent they are applicable to the full fiscal year financial projection. In addition to the adjustments described above, this normalized tax rate excludes the impact of share-based awards and the amortization of acquisition-related intangible assets. For fiscal year 2023, the Company’s projected non-GAAP normalized tax rate is 12% and will be applied to each quarter of fiscal year 2023. The Company’s non-GAAP normalized tax rate on non-GAAP net income may be adjusted during the year to account for events or trends that the Company believes materially impact the original annual non-GAAP normalized tax rate including, but not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events. The Company is unable to include a reconciliation of the forward-looking measure of the non-GAAP normalized tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the impact of share-based awards and the amortization of acquisition-related intangible assets that are excluded from this non-GAAP measure. The Company expects the variability of the above charges to have a potentially significant impact on its GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.
Forward-Looking and Cautionary Statements
This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the second quarter of fiscal year 2023 outlook and our expectations for growth and

6	Semtech Announces First Quarter of Fiscal Year 2023 Results
strong financial results in fiscal year 2023; the potential for a negative impact associated with the current supply chain constraints and any associated disruptions; the potential for a negative impact of the COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results; the Company’s expectations concerning the negative impact on the Company’s results of operations from its inability to ship certain products and provide certain support services due to the export restrictions; future operational performance; the anticipated impact of specific items on future earnings; and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.
Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the uncertainty surrounding the impact and duration of supply chain constraints and any associated disruptions; the uncertainty surrounding the impact and duration of the COVID-19 pandemic; export restrictions and laws affecting the Company's trade and investments, and tariffs or the occurrence of trade wars; worldwide economic and political disruptions as a result of the current conflict between Russia and Ukraine; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; the Company’s ability to forecast its annual non-GAAP normalized tax rate due to material changes that could occur during the fiscal year, which could include, but are not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events; and the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, including impacts arising from Asian, European and global economic dynamics. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2022, as such risk factors may be updated, amended or superseded from time to time by subsequent reports the Company files with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or

7	Semtech Announces First Quarter of Fiscal Year 2023 Results
results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.
About Semtech
Semtech Corporation is a leading global supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for infrastructure, high-end consumer, and industrial end markets. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	May 1, 2022	January 30, 2022	May 2, 2021
	Q123	Q422	Q122
Net sales	$202,149	$190,550	$170,372
Cost of sales	71,896	68,451	65,511
Gross profit	130,253	122,099	104,861
Operating costs and expenses:
Selling, general and administrative	43,364	39,808	38,804
Product development and engineering	38,789	38,292	36,790
Intangible amortization	1,048	1,048	1,298
Changes in the fair value of contingent earn-out obligations	—	(13)	—
Total operating costs and expenses	83,201	79,135	76,892
Operating income	47,052	42,964	27,969
Interest expense	(1,197)	(1,474)	(1,199)
Non-operating income, net	262	68	94
Investment impairments and credit loss reserves	(24)	(407)	(246)
Income before taxes and equity in net gains of equity method investments	46,093	41,151	26,618
Provision for taxes	8,069	6,360	3,198
Net income before equity in net gains of equity method investments	38,024	34,791	23,420
Equity in net gains of equity method investments	24	—	78
Net income	38,048	34,791	23,498
Net loss attributable to noncontrolling interest	(1)	(13)	(2)
Net income attributable to common stockholders	$38,049	$34,804	$23,500

Earnings per share:
Basic	$0.59	$0.54	$0.36
Diluted	$0.59	$0.53	$0.36

Weighted average number of shares used in computing earnings per share:
Basic	63,950	64,289	65,089
Diluted	64,553	65,235	66,110

SEMTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	May 1, 2022	January 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$275,184	$279,601
Accounts receivable, net	66,360	71,507
Inventories	106,901	114,003
Prepaid taxes	2,442	5,983
Assets held for sale	9,065	—
Other current assets	35,471	31,201
Total current assets	495,423	502,295
Non-current assets:
Property, plant and equipment, net	133,590	134,940
Deferred tax assets	25,643	27,803
Goodwill	350,306	351,141
Other intangible assets, net	5,756	6,804
Other assets	105,198	107,928
Total assets	$1,115,916	$1,130,911

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$48,381	$50,695
Accrued liabilities	60,793	77,704
Liabilities held for sale	1,242	—
Total current liabilities	110,416	128,399
Non-current liabilities:
Deferred tax liabilities	1,066	1,132
Long term debt	181,797	171,676
Other long-term liabilities	87,464	91,929
Stockholders’ equity	734,983	737,584
Noncontrolling interest	190	191
Total liabilities & equity	$1,115,916	$1,130,911

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(in thousands)
(unaudited)

	Three Months Ended
	May 1, 2022	May 2, 2021
Net income	$38,048	$23,498

Net cash provided by operations	50,051	32,585
Net cash used in investing activities	(10,315)	(8,655)
Net cash used in financing activities	(44,153)	(34,602)
Net decrease in cash and cash equivalents	(4,417)	(10,672)
Cash and cash equivalents at beginning of period	279,601	268,891
Cash and cash equivalents at end of period	$275,184	$258,219

	Three Months Ended
	May 1, 2022	January 30, 2022	May 2, 2021
	Q123	Q422	Q122
Free Cash Flow:
Cash Flow from Operations	$50,051	$50,986	$32,585
Net Capital Expenditures	(8,315)	(8,100)	(5,760)
Free Cash Flow	$41,736	$42,886	$26,825

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	May 1, 2022	January 30, 2022	May 2, 2021
	Q123	Q422	Q122
Gross Margin–GAAP	64.4%	64.1%	61.5%
Share-based compensation	0.4%	0.4%	0.5%
Adjusted Gross Margin (Non-GAAP)	64.8%	64.5%	62.0%

	Three Months Ended
	May 1, 2022	January 30, 2022	May 2, 2021
	Q123	Q422	Q122
Selling, general and administrative–GAAP	$43,364	$39,808	$38,804
Share-based compensation	(6,132)	(5,593)	(7,359)
Transaction and integration related (costs) recoveries, net	(495)	(204)	177
Restructuring and other reserves, net	(500)	—	—
Litigation (costs) recoveries, net	(181)	152	(540)
Adjusted selling, general and administrative (Non-GAAP)	$36,056	$34,163	$31,082

	Three Months Ended
	May 1, 2022	January 30, 2022	May 2, 2021
	Q123	Q422	Q122
Product development and engineering–GAAP	$38,789	$38,292	$36,790
Share-based compensation	(3,986)	(4,110)	(3,762)
Transaction and integration related recoveries, net	—	329	—
Adjusted product development and engineering (Non-GAAP)	$34,803	$34,511	$33,028

	Three Months Ended
	May 1, 2022	January 30, 2022	May 2, 2021
	Q123	Q422	Q122
Operating Margin–GAAP	23.3%	22.5%	16.4%
Share-based compensation	5.5%	5.6%	6.9%
Intangible amortization	0.5%	0.6%	0.8%
Transaction and integration related costs (recoveries), net	0.2%	(0.1)%	(0.1)%
Restructuring and other reserves, net	0.2%	—%	—%
Litigation costs (recoveries), net	0.1%	(0.1)%	0.3%
Adjusted Operating Margin (Non-GAAP)	29.8%	28.5%	24.3%

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	May 1, 2022	January 30, 2022	May 2, 2021
	Q123	Q422	Q122
GAAP net income attributable to common stockholders	$38,049	$34,804	$23,500
Adjustments to GAAP net income attributable to common stockholders:
Share-based compensation	10,893	10,492	11,839
Intangible amortization	1,048	1,048	1,298
Transaction and integration related costs (recoveries), net	495	(125)	(177)
Restructuring and other reserves	500	—	—
Litigation costs (recoveries), net	181	(152)	540
Changes in the fair value of contingent earn-out obligations	—	(13)	—
Investment (gains) losses, reserves and impairments, net	(324)	65	(84)
Total Non-GAAP adjustments before taxes	12,793	11,315	13,416
Associated tax effect	1,003	(460)	(2,006)
Equity in net gains of equity method investments	(24)	—	(78)
Total of supplemental information, net of taxes	13,772	10,855	11,332
Non-GAAP net income attributable to common stockholders	$51,821	$45,659	$34,832

GAAP diluted earnings per share	$0.59	$0.53	$0.36
Adjustments per above	0.21	0.17	0.17
Non-GAAP diluted earnings per share	$0.80	$0.70	$0.53

SEMTECH CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
Second Quarter of Fiscal Year 2023 Outlook
(in millions, except per share data)

	Q2 FY23 Outlook
	July 31, 2022
	Low	High
Gross Margin–GAAP	64.1%	65.5%
Share-based compensation	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	64.5%	65.9%

	Low	High
Selling, general and administrative–GAAP	$45.1	$46.1
Share-based compensation	(7.0)	(7.0)
Transaction and integration related	(2.1)	(2.1)
Adjusted selling, general and administrative (Non-GAAP)	$36.0	$37.0

	Low	High
Product development and engineering–GAAP	$39.5	$40.5
Share-based compensation	(4.5)	(4.5)
Adjusted product development and engineering (Non-GAAP)	$35.0	$36.0

	Low	High
Gain on sale of business–GAAP	$(19.0)	$(19.0)
Gain on sale of business	19.0	19.0
Adjusted gain on sale of business (Non-GAAP)	$—	$—

	Low	High
Diluted earnings per share–GAAP	$0.79	$0.89
Share-based compensation	0.19	0.19
Transaction, restructuring, and acquisition related expenses	0.03	0.03
Amortization of acquired intangibles	0.02	0.02
Gain on sale of business	(0.30)	(0.30)
Associated tax effect	0.07	0.07
Adjusted diluted earnings per share (Non-GAAP)	$0.80	$0.90

CONTACT:
Julie McGee
Semtech Corporation
(805) 480-2004
webir@semtech.com